Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

In connection with the Annual Report of Cagle’s, Inc. (the “Company”) on Form 10-K for the year ended March 28, 2009 (the “Report”), I, Mark M. Ham IV, Executive Vice President and Chief Financial Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)
Date: June 11, 2009